CONSENT OF INDEPENDENT AUDITORS



We hereby consent to the incorporation by reference in Post-Effective Amendment No. 83 to the Registration Statement of Franklin Custodian Fund on Form N-1A, File No. 002-11346, of our report dated November 2, 2000, relating to the financial statements and financial highlights of Franklin California Tax-Free Income Fund, Inc. which appear in the September 30, 2000 Annual report to shareholders, which are also incorporated by reference in the Registration Statement. We also consent to the reference to our firm under the captions "Financial Highlights" and "Auditor."



                               /s/ PricewaterhouseCoopers LLP
                               PricewaterhouseCoopers LLP


San Francisco, California
October 28, 2001